The Director, UPMG (Macau) Ltd
Room 904, Tung Wai Commercial Building,
109-111 Gloucester Road,
Wan Chai, Hong Kong
c/o Ms. Wong Yuen Yi

Dear Sir/Madam,

Re: Amendment to the Management Service Agreement between UPMG (Macau) and the University Hospital (UH)

You may recall that UPMG (Macau) and UH signed the Management Service Agreement on 1 October 2006 but effective in retrospect from 1 June 2006.

Considering the current state of developmental plan of UH, we would like to propose amendments in the Management Service Agreement captioned above as per Clauses 14 & 15 of the said Agreement.

1. Instead of providing daily on-site management services on regular basis to UH, it is proposed that such services may be performed as and when UH has needs for those services. For each of those requested services, UPMG (Macau) and UH shall agree on a fee on a project by project basis.

2. In line with such amendment, UPMG (Macau) shall no longer be obligated to deploy full-time senior management level personnel to Macau as per Clause 3.5 to execute the said Agreement. The full-time services of such senior personnel shall be ceased from 1 June 2007. Consequently the service fee payable to UPMG (Macau) by UH as per Clause 4 shall be adjusted accordingly. In other words, from 1 June 2007, UH shall only be required to pay monthly service fee MOP 40,000 (as per clauses 4.1 & 4.5) to UPMG (Macau). Since in the last year (1 June 2006- 31 May 2007) UH did not make any profits so UH is not required to pay any incentive entitlement fee to UPMG (Macau) as per clause 4.2).

3. In line with such amendment, the Incentive Entitlement Fee as per Clause 4.2 shall be amended to read as follow "In the Second and subsequent years this Service Agreement, UPMG (MACAU) shall receive incentive entitlement fee of 5% of the annual gross surplus of fees paid by clients and services that are deemed to be under the original

地址：澳門氹仔偉龍馬路澳門科技大學H座
Address: Block H, Macau University of Science and Technology, Avenida Wai Long,Taipa, Macau
電話Tel：(+853) 2882 1838 傳真Fax ： (+853) 2882 2938
電郵E-Mail ： Hospital_enquiry@must.edu.mo

management and development responsibility of UPMG (MACAU) between June 1, 2006 and May 31, 2007.

4. The other parts of the said Agreement shall remain the same and effective. In the event of any contradiction or inconsistency, amendments mentioned in this letter shall prevail.

5. The above amendment shall be effective from 1 June 2007.

We look forward for our cooperation in future.

Yours truly,

Joseph Ai Lee CEO

The President
The University Hospital
Macao University of Science and Technology Foundation

On behalf of UPMG (Macau), I agree with the proposed amendment to the Management Service Agreement between UPMG (Macau) and UH.

Authorised member of
the Board of Director of UPMG (MACAU) Limited

27 June, 07

地址：澳門氹仔偉龍馬路澳門科技大學H座
Address: Block H, Macau University of Science and Technology, Avenida Wai Long, Taipa, Macau
電話Tel：(+853) 2882 1838 傳真Fax ： (+853) 2882 2938
電郵E-Mail ： Hospital_enquiry@must.edu.mo